Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 1, 2014 with respect to the statement of revenues and certain operating expenses for the year ended March 31, 2014 of Hudye Farms U.S., Inc., which appears in the Registration Statement on Form S-11 (File No. 333-197194) filed with the Securities and Exchange Commission by Farmland Partners Inc. under the Securities Act of 1933 and the Current Report on Form 8-K/A filed by Farmland Partners Inc. on July 1, 2014 , and of our reports dated May 1, 2015 and May 11, 2015 with respect to the statement of revenues and certain operating expenses for the year ended December 31, 2014 of Nebraska Battle Creek Farms and Northeast Nebraska Farms, which appear in the Form 8-K and the Form 8-K/A filed by Farmland Partners Inc. on May 1, 2015 and May 11, 2015, respectively. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ EKS&H LLLP

Denver, Colorado
May 11, 2015